   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1998

                                                     REGISTRATION NO. 333-51677
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                       CINCINNATI FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                 OHIO                                31-0746871
    (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                     NUMBER)

                 CINCINNATI FINANCIAL CORPORATION HEADQUARTERS
                            6200 SOUTH GILMORE ROAD
                             FAIRFIELD, OHIO 45014
                                (513) 870-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                             THEODORE F. ELCHYNSKI
                             SENIOR VICE PRESIDENT
                            6200 SOUTH GILMORE ROAD
                             FAIRFIELD, OHIO 45014
                                (513) 870-2000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
       W. PHILIP SHEPARDSON, JR.                   EDWARD S. BEST
 BECKMAN, WEIL, SHEPARDSON AND FALLER,          MAYER, BROWN & PLATT
                  LLC                         190 SOUTH LASALLE STREET
        1200 MERCANTILE CENTER                 CHICAGO, ILLINOIS 60603
        120 EAST FOURTH STREET                     (312) 782-0600
        CINCINNATI, OHIO 45202
            (513) 621-2100

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

      Securities and Exchange Commission registration fee............. $103,250
      Trustee's fees and expenses.....................................    5,000
      Printing expenses...............................................   10,000
      Rating agency fees..............................................  200,000
      Accounting fees and expenses....................................    5,000
      Legal fees and expenses.........................................   30,000
      Blue Sky fees and expenses......................................    1,000
      Miscellaneous...................................................   20,750
                                                                       --------
          Total....................................................... $375,000
                                                                       ========

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(1) Other than the SEC registration fee, all fees and expenses are estimates.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at its request as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person is determined under the procedure described in the Section to have
(a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) had no reasonable cause to believe the conduct was unlawful in the case of any criminal action or proceeding. However, with respect to expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification is to be made (i) in respect of any claim, issue, or matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, it is determined by the court upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, or (ii) in respect of any action or suit in which the only liability asserted against a director is in connection with the alleged making of an unlawful loan, dividend or distribution of corporate assets. The Section also provides that such person shall be indemnified against expenses actually and reasonably incurred by the person to the extent successful in defense of the actions referred to above, or in defense of any claim, issue, or matter therein.

  The Company's Amended Articles of Incorporation provide for the indemnification of officers and directors of the Company to the fullest extent permitted by law. The above is a general summary of certain provisions of the Ohio Revised Code and is subject in all cases to the specific provisions thereof.

  The Company maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act or 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby further undertakes that:

  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CINCINNATI FINANCIAL CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CINCINNATI, OHIO, ON THE 20TH DAY OF MAY, 1998.

                                          Cincinnati Financial Corporation

                                                     Robert B. Morgan
                                          By: _________________________________
                                                     Robert B. Morgan
                                                 Chief Executive Officer

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 20TH DAY OF MAY, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


             Robert B. Morgan               Chief Executive Officer (Principal
___________________________________________   Executive Officer); Director
             Robert B. Morgan

           Theodore F. Elchynski            Senior Vice President (Principal Financial
___________________________________________   and Accounting Officer)
           Theodore F. Elchynski

                     *                      Director
___________________________________________
              William F. Bahl

                     *                      Director
___________________________________________
               Michael Brown

                                            Director
___________________________________________
            Richard M. Burridge

                     *                      Director
___________________________________________
               John E. Field

                     *                      Director
___________________________________________
            William R. Johnson

                     *                      Director
___________________________________________
          Kenneth C. Lichtendahl

                 SIGNATURE                                     TITLE
                 ---------                                     -----
                     *                      Director
___________________________________________
              James G. Miller

                                            Director
___________________________________________
            Jackson H. Randolph
                                            Director
___________________________________________
              John J. Schiff

                     *                      Director
___________________________________________
            John J. Schiff, Jr.

                                            Director
___________________________________________
             Robert C. Schiff

                     *                      Director
___________________________________________
             Thomas R. Schiff

                     *                      Director
___________________________________________
            Frank J. Schultheis

                                            Director
___________________________________________
               Larry R. Webb

                                            Director
___________________________________________
              Alan R. Weiler


    /s/ Theodore F. Elchynski
*By: ________________________________
           Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
  1.1    Form of Underwriting Agreement**
  4.1    Form of Indenture between the Company and The First National Bank of
         Chicago
  5.1    Opinion of Beckman, Weil, Shepardson and Faller, LLC**
 12.1    Statement Re: Computation of Ratio of Earnings to Fixed Charges**
 23.1    Consent of Beckman, Weil, Shepardson and Faller, LLC (included in
         Exhibit 5.1)**
 23.2    Consent of Deloitte & Touche LLP**
 24.1    Powers of Attorney**
 25.1    Statement of Eligibility of The First National Bank of Chicago, as
         Trustee, on Form T-1**

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 **Previously filed.